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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Network Appliance, Inc. on Form S-3 of our report dated May 16, 2000 (June 13, 2000 as to Note 11), appearing in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE, LLP


San Jose, California
July 10, 2000